UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 4, 2007

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Franklin Electronic Publishers, Incorporated (the “Company”) and Seiko Instruments, Inc. (“SII”) entered into a series of agreements, including a Termination and Release Agreement, on July 4, 2007 that provide for, inter alia, the elimination of minimum purchase commitments of both parties pursuant to certain distribution agreements under which SII distributes the Company’s products in Japan and the Company distributes SII’s products in the United States and Germany. The agreements are conditioned on SII’s payment to the Company of $3,000,000 on or prior to July 31, 2007 and provide for the orderly transition of prior distribution arrangements for a limited period, without effect on the Company’s distribution agreement by which an affiliate of SII distributes the Company’s products in the United Kingdom, as well as the continuation of certain intellectual property agreements between the parties.

The full text of the press release issued by the Company on July 9, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Press Release, dated July 9, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: July 9, 2007	By:	/s/ Barry Lipsky
	Name:	Barry Lipsky
	Title:	President and Chief Executive Officer